                                                                   EXHIBIT 23.6


                  CONSENT OF ROBERTSON, STEPHENS & COMPANY LLC


      We hereby consent to the use of Annex IV containing our opinion letter dated May 21, 1997 (the "Opinion") to the board of directors of Biopsys Medical, Inc. ("Biopsys") in the Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the merger of a wholly owned subsidiary of Johnson & Johnson with and into Biopsys and to the references to our firm name in the Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.


June 25, 1997

                             ROBERTSON, STEPHENS & COMPANY LLC


                             By: /s/ Robertson, Stephens & Company Group, L.L.C.
                                 Authorized Signatory